Exhibit 99.1

Calix Reports First Quarter 2012 Financial Results

PETALUMA, CA – May 1, 2012 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 31, 2012. Revenue for the first quarter of 2012 was $78.6 million, an increase of 10% compared to $71.5 million for the first quarter of 2011.

“Solid operational performance together with strong bookings and broadband stimulus shipments in the quarter were encouraging,” said Carl Russo, president and CEO of Calix. “Calix customers continue to transform their networks to meet the increasing demands of a broadband world and the Calix Unified Access portfolio is ideally suited to address these needs.”

Non-GAAP net income for the first quarter of 2012 was $0.6 million, or $0.01 per fully diluted share. Non-GAAP net income was $3.8 million, or $0.09 per fully diluted share, for the first quarter of 2011. A reconciliation of GAAP and non-GAAP results is included as part of this release.

GAAP net loss for the first quarter of 2012 was $7.5 million, or $(0.16) per basic and diluted share, compared to a GAAP net loss of $22.8 million, or $(0.55) per basic and diluted share for the first quarter of 2011. A reconciliation of our first quarter 2012 operating results from non-GAAP to GAAP is provided below:

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$78,565	—	—	$78,565
Cost of revenue	43,108	363	1,275	44,746

Gross profit	35,457	(363)	(1,275)	33,819
Gross margin	45.1%	-0.5%	-1.6%	43.0%
Operating expenses	34,684	3,952	2,552	41,188

Operating income (loss)	773	(4,315)	(3,827)	(7,369)
Other income (expense), net	(57)	—	—	(57)

Income (loss) before taxes	716	(4,315)	(3,827)	(7,426)
Provision for income taxes	95	—	—	95

Net income (loss)	$621	$(4,315)	$(3,827)	$(7,521)

Weighted average basic and diluted shares used to compute GAAP net loss per common share				47,850

Weighted average diluted shares used to compute non-GAAP net income per common share	48,039	48,039	48,039

GAAP net loss per common share				$(0.16)

Non-GAAP net income per share	$0.01	$(0.09)	$(0.08)

Calix Press Release	Page 2

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2012 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)

The conference call and webcast will include forward-looking information.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, severance and integration-related expenses and inventory-related charges associated with our merger with Occam. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31, 2012	March 26, 2011
	(unaudited)
Revenue	$78,565	$71,470
Cost of revenue:
Products and services(1)	43,471	39,308
Merger-related expenses	—	10,257
Amortization of intangible assets	1,275	1,516

Total cost of revenue	44,746	51,081

Gross profit	33,819	20,389

Operating expenses:
Research and development(1)	16,966	15,039
Sales and marketing(1)	14,890	12,066
General and administrative(1)	6,780	9,308
Merger-related and other expenses(1)	—	6,041
Amortization of intangible assets	2,552	669

Total operating expenses	41,188	43,123

Loss from operations	(7,369)	(22,734)
Other income (expense):
Interest income	7	43
Interest expense	(42)	(46)
Other income	(22)	5

Loss before provision for income taxes	(7,426)	(22,732)
Provision for income taxes	95	24

Net loss	(7,521)	(22,756)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.55)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	47,850	41,177

(1)	Includes stock-based compensation as follows:

	Three Months Ended
	March 31, 2012	March 26, 2011
	(unaudited)
Cost of revenue	$363	$504
Research and development	1,021	1,642
Sales and marketing	1,239	1,298
General and administrative	1,692	4,583
Merger-related	—	90

	$4,315	$8,117

Calix Press Release	Page 4

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2012	March 26, 2011
GAAP net loss	$(7,521)	$(22,756)
Adjustments to reconcile GAAP net loss to non-GAAP net income:
Stock-based compensation	4,315	8,117
Amortization of intangible assets	3,827	2,185
Merger-related and other expenses	—	16,208

Non-GAAP net income	$621	$3,754

Non-GAAP net income per common share
Basic	$0.01	$0.09

Diluted	$0.01	$0.09

Weighted average shares used to compute non-GAAP net income per common share - Basic	47,850	41,177

Weighted average shares used to compute non-GAAP net income per common share - Diluted(1)	48,039	43,728

(1)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units.

Calix Press Release	Page 5

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$49,562	$38,938
Restricted cash	—	754
Accounts receivable, net	48,140	47,943
Inventory	37,157	44,604
Deferred cost of goods sold	9,400	8,324
Prepaid and other current assets	3,950	4,429

Total current assets	148,209	144,992
Property and equipment, net	17,182	16,130
Goodwill	116,175	116,175
Intangible assets, net	76,221	80,048
Other assets	2,050	2,194

Total assets	$359,837	$359,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,133	$14,250
Accrued liabilities	35,921	36,214
Deferred revenue	19,685	16,783

Total current liabilities	69,739	67,247
Long-term portion of deferred revenue	14,570	13,347
Other long term liabilities	1,198	1,528

Total liabilities	85,507	82,122

Stockholders’ equity:
Common stock	1,196	1,195
Additional paid-in capital	744,695	740,309
Other comprehensive income	145	98
Accumulated deficit	(471,706)	(464,185)

Total stockholders’ equity	274,330	277,417

Total liabilities and stockholders’ equity	$359,837	$359,539

Calix Press Release	Page 6

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31, 2012	March 26, 2011
	(unaudited)
Operating activities
Net loss	$(7,521)	$(22,756)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of premiums relating to available-for-sale securities	—	108
Depreciation and amortization	1,960	1,617
Amortization of intangible assets	3,827	2,185
Stock-based compensation	4,315	8,117
Changes in operating assets and liabilities:
Change in restricted cash	754	—
Accounts receivable, net	(197)	4,177
Inventory	7,447	4,406
Deferred cost of revenue	(1,076)	(2,083)
Prepaids and other assets	623	1,159
Accounts payable	(117)	(6,068)
Accrued liabilities	(293)	8,068
Deferred revenue	4,125	3,772
Other long-term liabilities	(330)	(8)

Net cash provided by operating activities	13,517	2,694

Investing activities
Acquisition of property and equipment	(3,012)	(1,722)
Maturities of marketable securities	—	22,905
Acquisition of Occam Networks, net of cash assumed	—	(60,788)

Net cash used in investing activities	(3,012)	(39,605)

Financing activities
Proceeds from exercise of stock options and other	72	154

Net cash provided by financing activities	72	154

Effect of exchange rate changes on cash and cash equivalents	47	—
Net increase (decrease) in cash and cash equivalents	10,624	(36,757)
Cash and cash equivalents at beginning of year	38,938	66,304

Cash and cash equivalents at end of year	$49,562	$29,547

Investor Relations Contact:

David H. Allen

510-360-3703

David.Allen@Calix.com